UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2006 (January 19, 2006)

Date of Report (Date of earliest event reported):

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices) (Zip Code)

(913) 234-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former fiscal year, if changed since last report.)

Not applicable

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2006, QC Holdings, Inc. (the “Company”) entered into a Credit Agreement with U.S. Bank National Association, as Agent and Arranger for Bank Midwest, N.A., Enterprise Bank & Trust, Bank of Oklahoma, N.A. and National City Bank (collectively, the “Banks”), which provides for a revolving line of credit (including provisions permitting the issuance of letters of credit) in the aggregate principal amount of up to $45,000,000.

This credit agreement contains financial covenants related to EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), total indebtedness, fixed charges and minimum consolidated net worth. The obligations of the Company under the credit agreement are guaranteed by all the operating subsidiaries of the Company, and are secured by liens on substantially all of the personal property of the Company and its operating subsidiaries. The Banks may accelerate the obligations of the Company under the credit agreement if there is a change in control of the Company, including an acquisition of 25% or more of the equity securities of the Company by any person or group. The credit facility matures on January 19, 2009.

Item 8.01. Other Events.

As previously disclosed, in September 2005, the New Mexico Attorney General issued proposed regulations that have the practical effect of limiting the fees and interest on payday loans to 54% per annum, thus effectively outlawing payday loans in New Mexico. On January 23, 2006, the Attorney General purported to adopt the regulations in final form, effective February 15, 2006. The Company believes that the Attorney General does not have the authority to promulgate the purported regulations and that the purported regulations are in direct contravention of laws adopted by the New Mexico legislature. The Company anticipates that an appropriate legal action will be filed in New Mexico to enjoin the enforcement of these purported regulations.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Credit Agreement dated as of January 19, 2006, among QC Holdings, Inc., U.S. Bank National Association and the Banks that are parties thereto.

10.2	Security Agreement dated as of January 19, 2006, by QC Holdings, Inc., as Grantor, for the benefit of U.S. Bank National Association, as Agent for each of the Banks.

10.3	Subsidiary Security Agreement dated as of January 19, 2006, by QC Financial Services, Inc.; QC Properties, LLC; QC Financial Services of California, Inc.; QC Advance, Inc.; Cash Title Loans, Inc. and QC Financial Services of Texas, Inc., as Grantors, for the benefit of U.S. Bank National Association, as Agent for each of the Banks.

10.4	Unlimited Continuing Guaranty Agreement dated as of January 19, 2006, by QC Financial Services, Inc.; QC Properties, LLC; QC Financial Services of California, Inc.; QC Advance, Inc.; Cash Title Loans, Inc. and QC Financial Services of Texas, Inc., for the benefit of U.S. Bank National Association, as Agent for each of the Banks.

10.5	Pledge Agreement dated as of January 19, 2006, between QC Holdings, Inc., as Pledgor, and U.S. Bank National Association, Agent, as Secured Party.

10.6	Pledge Agreement dated as of January 19, 2006, between QC Financial Services, Inc., as Pledgor, and U.S. Bank National Association, Agent, as Secured Party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QC Holdings, Inc.

Date: January 25, 2006	By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer